EXHIBIT 99.1

ENSCO INTERNATIONAL INCORPORATED

Contract Status of Offshore Rig Fleet

As of December 16, 2001

		Water	Customers/			Estimated Availability &
Rig Name	Design	Depth	Status	Day Rate	Location	Comments

Gulf of Mexico
Jackups
ENSCO 51	F&G 780 MOD II	300	Shipyard			Damaged in blowout and subsequent fire. Rig will be mobilized to Asia for repairs.
ENSCO 54	F&G 780 MOD II	300	Shipyard			Will be mobilized to Asia in Jan. 02
ENSCO 55	F&G 780 MOD II	300	Mission	High teens	Eugene Island 307	Jan. 02
ENSCO 60	Levingston 111-C	300	HC Resources	High teens	Chand. Sd. 37	Jan. 02
ENSCO 64	MLT 53	250	Shipyard			Feb. 02
ENSCO 67	MLT 84 Class	400	Hunt Oil	High teens	High Island A-567	May 02
ENSCO 68	MLT 84 Class	350	Walter Oil	High teens	S. Timbalier 21	Jan. 02
ENSCO 69	MLT 84 Class	400	Samedan	Mid 20's	Vermillion 371	Dec. 01
ENSCO 81	MLT 116-C	350	Houston Expl.	Mid 20's	Mustang Island A-31	Jan. 02
ENSCO 82	MLT 116-C	300	BP	Mid 20's	Matagorda Island 622	Jan. 02
ENSCO 83	MLT 82 SD-C	250	Available			Dec. 01
ENSCO 84	MLT 82 SD-C	250	Committed			Next to El Paso in Jan. 02, high teens
ENSCO 86	MLT 82 SD-C	250	ExxonMobil	Mid 20's	Mobile Bay 64	Month to month
ENSCO 87	MLT 116-C	350	Amerada Hess	Mid 20's	East Cameron 336	Jan. 02
ENSCO 88	MLT 82 SD-C	250	Dominion	High teens	East Cameron 100	Jan. 02
ENSCO 89	MLT 82 SD-C	250	ExxonMobil	Mid 20's	Grand Isle 16	Month to month
ENSCO 90	MLT 82 SD-C	250	Pure/ADTI	High teens	High Island 69	Jan. 02
ENSCO 93	MLT 82 SD-C	250	BP	Mid 20's	Matagorda Island 623	Jan. 02
ENSCO 95	Hitachi C-250	250	Chevron	Mid 20's	S. Timbalier 176	Well to well
ENSCO 98	MLT 82 SD-C	250	UNOCAL	High 20's	Eugene Island 24	Dec. 01
ENSCO 99	MLT 82 SD-C	250	ExxonMobil	Mid 20's	Mobile Bay 822	Month to month

Semisubmersible
ENSCO 7500	Semisubmersible	7500	Mariner	Low 180's	Mississippi Canyon 205	Jan. 04, assigned from Burlington to Mariner

Platform Rigs
ENSCO 23	2000 HP API		Available			Dec. 01
ENSCO 24	2000 HP API		Available			Dec. 01
ENSCO 25	3000 HP API		Texaco	Low 20's	Viosca Knoll 786	Jan. 02
ENSCO 26	3000 HP API		ExxonMobil	Low 30's	Aliminos Canyon 25	Jan. 02
ENSCO 29	3000 HP API		Committed			W&T Offshore, Jan. - Jun. 02; Mid 20's

North Sea
ENSCO 70	Hitachi K1032N	250	DONG/Phillips	Mid 70's	Denmark	Apr. 02
ENSCO 71	Hitachi K1032N	225	Maersk	Low 70's	Denmark	Aug. 02
ENSCO 72	Hitachi K1025N	225	Burlington	Mid 70's	UK - Irish Sea	Six to eight week regulatory inspection and enhancements starting Jan. 02, then to Conoco
ENSCO 80	MLT-116-CE	225	Wintershall	Low 70's	Netherlands	Feb. 02
ENSCO 85	MLT-116-C	225	Clyde	Low 70's	Netherlands	Feb. 02
ENSCO 92	MLT-116-C	225	Conoco	Mid 70's	UK	Feb. 02
ENSCO 100	MLT-150-88	325	VEBA	Low 40's	Netherlands	Feb. 02
ENSCO 101	KFELS MOD V	400	DONG	Low 90's	Denmark	Apr. 02

Asia Pacific
ENSCO 50	F&G 780 Mod II	300	BP	High 30's	Indonesia	April 02; rate increase to Mid 60's in Jan. 02
ENSCO 52	F&G 780 Mod II	300	Petronas	Mid 50's	Malaysia	Nov. 02
ENSCO 53	F&G 780 Mod II	300	Unocal	High 50's	Thailand	Jun. 02
ENSCO 56	F&G 780 Mod II	300	Apache	High 60's	Australia	May 02
ENSCO 57	F&G 780 Mod II	300	Unocal	Mid 20's	Vietnam	Jan. 03; Jan. 02 - Jan. 03, low 50's
ENSCO 94	Hitachi C-250	250	Ras Laffan	Mid 50's	En route to Qatar	Work begins late Jan. 02
ENSCO 96	Hitachi C-250	250	Shipyard			Next to Oxy Qatar, mid 50's plus incentives, Dec. 01 - Dec. 02
ENSCO 97	MLT 82-SD-C	250	Maersk	High 40's	Qatar	Aug. 02

South America
ENSCO I	Barge Rig		Available		Lake Maracaibo
ENSCO II	Barge Rig		Chevron	Mid 40's	Lake Maracaibo	May 04; assigned to Shell, Jun. 01 - Jun. 02
ENSCO III	Barge Rig		Available
ENSCO V	Barge Rig		Available		Lake Maracaibo
ENSCO VI	Barge Rig		Available		Lake Maracaibo
ENSCO XI	Barge Rig		Available		Lake Maracaibo
ENSCO XII	Barge Rig		Venture Production	High 20's	Trinidad	Feb. 02
ENSCO XIV	Barge Rig		Stacked		Lake Maracaibo
ENSCO XV	Barge Rig		Stacked		Lake Maracaibo